Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, "Financial Statements and Experts", and “Exhibit A – Agreement and Plan of Reorganization” in the Prospectus/Proxy Statement included in this Registration Statement (Form N-14) of BNY Mellon AMT-Free Municipal Bond Fund (one of the funds constituting BNY Mellon Municipal Funds, Inc.).

We also consent to the incorporation by reference of our report dated October 23, 2024, with respect to the financial statements and financial highlights of BNY Mellon AMT-Free Municipal Bond Fund (one of the funds constituting BNY Mellon Municipal Funds, Inc.) for the fiscal year ended August 31, 2024 and our report dated November 22, 2024, with respect to the financial statements and financial highlights of BNY Mellon Municipal Income, Inc. for the fiscal year ended September 30, 2024, which are included in the Annual Report to Shareholders (Form N-CSR), into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
March 6, 2025